EXHIBIT 1.1

                                                          DRAFT 06/24/97 10:37PM

                               2,035,000 Shares
               (Subject to increase of up to 305,250 additional
                    shares solely to cover over-allotments)

                             ALLSTAR SYSTEMS, INC.
                           (a Delaware corporation)

                                 Common Stock
                          (par value $0.01 per share)


                            UNDERWRITING AGREEMENT

                                                                        , 1997

Sutro & Co. Incorporated
Cruttenden Roth Incorporated
As Representatives of the several Underwriters
c/o Sutro & Co. Incorporated
11150 Santa Monica Boulevard, Suite 1500
Los Angeles, California 90025

Ladies and Gentlemen:

      Allstar Systems, Inc., a Delaware corporation (the "Company"), and the stockholder of the Company named in Schedule A hereto (the "Selling
Stockholder") propose, subject to the terms and conditions stated herein, to issue and sell, or to sell, as the case may be, to the several Underwriters named in Schedule B hereto (the "Underwriters"), for which you are acting as representatives (the "Representatives"), an aggregate of 2,035,000 shares (the "Firm Common Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Company, including 1,500,000 shares of authorized but unissued shares to be sold by the Company and 535,000 shares to be sold by the Selling Stockholder. In addition, the Company proposes to grant to the Underwriters an option to purchase up to 305,250 additional shares of Common Stock (the
"Optional Common Shares"), as provided in Section 5 hereof, for the purpose of covering over-allotments in connection with the sale of the Firm Common Shares. The Company also proposes to sell to Sutro & Co. Incorporated and Cruttenden
Roth Incorporated (collectively, the "Representatives"), individually and not in your capacities as Representatives of the several underwriters, five-year warrants (the "Representatives' Warrants") to purchase up to an aggregate of 203,500 shares of Common Stock of the Company (the "Representatives' Warrant Stock"), which sale will be consummated in accordance with the terms and conditions of the
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Representatives' Warrant Agreement (the "Representatives' Warrant Agreement") in
substantially the form filed as an exhibit to the Registration Statement described below. The Firm Common Shares and, to the extent such option is exercised, the Optional Common Shares are hereinafter collectively referred to as the "Common Shares."

      The Company and the Selling Stockholder understand that the Underwriters propose to make a public offering of their respective portions of the Common Shares on the effective date of the registration statement hereinafter referred to or as soon thereafter as in your judgment is advisable. The Company hereby confirms that the Underwriters and any dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus (as defined below) and are authorized to distribute the Prospectus (as defined below), as from time to time amended or supplemented, on the effective date of the registration statement hereinafter referred to or as soon thereafter as in your judgment is advisable.

      The Company and the Selling Stockholder hereby confirm their respective agreements with respect to the purchase of the Common Shares by the Underwriters as follows:

      SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to, and agrees with, each of the Underwriters that:

      (a) A registration statement on Form S-1 (File No. 333-09789) with respect to the Common Shares has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The Company has prepared and has filed or proposes to file prior to the effective date of such registration statement an amendment or amendments to such registration statement, which amendment or amendments have been or will be similarly prepared. There have been delivered to you two signed copies of such registration statement and amendments, together with two copies of each exhibit filed therewith. Conformed copies of such registration statement and amendments thereto and related preliminary prospectuses have been delivered to you in such reasonable quantities as you have requested. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, (ii) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations or (iii) a term sheet (the "Term Sheet") as described in and in accordance with Rules 434 and 424(b) of the Rules and Regulations. As filed, the final prospectus, if one is used, or the Term Sheet and the latest Preliminary Prospectus sent or given to purchasers of the Common Shares by the Underwriters prior to or at the same time as the confirmation of such sale, if a final prospectus is not used, shall include all Rule 430A Information (as defined below) and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the

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latest Preliminary Prospectus) as the Company shall have previously advised you in writing would be included or made therein.

      The term "Registration Statement" as used herein shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date (as defined below), shall also mean such registration statement as so amended; provided, however, that such term shall also include
(i) all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations and (ii) any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations relating to the Common Shares. The term "Preliminary Prospectus" shall mean any preliminary prospectus relating to the Common Shares and delivered to you as well as any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" shall mean: (i) the prospectus relating to the Common Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; (ii) if a Term Sheet is not used and no filing pursuant to Rule 424(b) of the Rules and Regulations is required, the form of final prospectus included in the Registration Statement at the time it becomes effective; or
(iii) if a Term Sheet is used, the Term Sheet in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, together with the latest Preliminary Prospectus sent or given to purchasers of the Common Shares by the Underwriters prior to or at the same time as the confirmation of such sale. The term "Rule 430A Information" shall mean information with respect to the Common Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations.

      (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; at the time the Registration Statement becomes effective, and at all times subsequent thereto up to and including each Closing Date hereinafter mentioned, the Registration Statement and the Prospectus, and any amendments or supplements thereto, will contain all material statements and information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and the Registration Statement will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary, in light of the circumstances under which they were made, to make the statements therein not misleading; provided, however, no representation or warranty contained in this subsection shall be applicable to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement that

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is (i) furnished in writing to the Company by an Underwriter and described in clauses (i) and (ii) of Section 3 hereof or (ii) furnished in writing to the Company by the Selling Stockholder for use in preparation of the information presented therein pursuant to Item 7 of Form S-1.

      (c) The sole subsidiary of the Company is Stratasoft Inc., a Texas corporation ("Stratasoft"). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than Stratasoft. The Company and Stratasoft have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with full power and authority (corporate and other) to own and lease their assets and properties and conduct their business as now being conducted and as described in the Registration Statement. The Company owns all of the outstanding capital stock of Stratasoft free and clear of all claims, liens, charges and encumbrances, other than as disclosed in the Registration Statement. The Company and Stratasoft are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the general affairs, properties, business, management, condition (financial or otherwise), stockholders' equity, results of operations or prospects of the Company and Stratasoft, taken as a whole (a "Material Adverse Effect"); and to the Company's knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

      (d) The Company and Stratasoft hold and are operating in compliance with all licenses, approvals, certificates, permits, authorizations, consents and orders from governmental and regulatory authorities, foreign and domestic, which are necessary or required in the conduct of their respective businesses.

      (e) The Company has an authorized capitalization as set forth under the heading "Capitalization" in the Prospectus; the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, have not been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in the Prospectus. All issued and outstanding shares of capital stock of Stratasoft have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, neither the Company nor Stratasoft has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of capital stock of the Company or Stratasoft or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

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
      (f) The Common Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof contained in the Prospectus. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Common Shares. Other than the Selling Stockholder, no stockholder of the Company has any right which has not been waived to require the Company to register the sale of any shares owned by such stockholder under the Act in the public offering contemplated by this Agreement. No further approval or authorization of the stockholders or the Board of Directors of the Company is required for the issuance and sale of the Common Shares as contemplated herein.

      (g) The Company has full right, power and authority to enter into this Agreement and the Representatives' Warrant Agreement and perform the transactions contemplated hereby and therein. This Agreement and the Representatives' Warrant Agreement have been duly authorized, by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement constitutes and the Representatives' Warrant Agreement will constitute, when executed and delivered by the Company, the valid and binding agreement of the Company enforceable against it in accordance with their respective terms, except (i) as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought and (iii) to the extent that rights to indemnity or contribution may be limited by federal, state or provincial securities laws or the public policy underlying such laws. The execution and delivery of this Agreement and the Representatives' Warrant Agreement by the Company and the consummation of the transactions herein contemplated by the Company do not violate any provisions of the certificate or articles of incorporation or bylaws of the Company or Stratasoft and will not conflict with, result in the breach or violation of or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or Stratasoft is a party or by which the Company or Stratasoft or any of their respective properties may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or Stratasoft or any of their respective properties, except where such conflict, breach, violation or default would not have a Material Adverse Effect. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement and the Representatives' Warrant Agreement, except for compliance with the Act, the Blue Sky laws applicable to the public offering of the Common Shares by the several Underwriters, the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD") and such other consents, opinion, authorizations or orders the absence of which would not have a Material Adverse Effect.

      (h) Deloitte & Touche LLP, who have expressed their opinion with respect to the financial statements filed with the Commission as a part of the Registration Statement and

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
included in the Prospectus, are independent accountants as required by the Act and the Rules and Regulations.

      (i) The consolidated financial statements of the Company and Stratasoft, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and Stratasoft, as of the respective dates of such financial statements and schedules, and the consolidated results of operations, cash flows and stockholders' equity and the other information purported to be shown therein of the Company and Stratasoft for the respective periods covered thereby. Such statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as noted therein) as certified by the independent accountants named in Section 1(h). The Registration Statement includes all of the financial statements and schedules required under the Act to be included therein. The selected financial data set forth in the Prospectus under the captions "Summary Consolidated Financial Data," "Capitalization," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operation" and "Business" are materially accurate and prepared on a basis consistent with the consolidated financial statements of the Company and Stratasoft and the books and records of the Company.

      (j) Except as disclosed in the Prospectus, and except as to defaults which individually or in the aggregate would not be material to the Company and Stratasoft, taken as a whole, (i) neither the Company nor Stratasoft is in violation or default of any provision of their respective certificate or articles of incorporation or bylaws, or is in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which either is a party or by which either or any of their properties is bound; and
(ii) there does not exist any state of facts which constitutes an event of default (as defined in such documents) on the part of the Company or Stratasoft or which, with notice or lapse of time or both, would constitute such an event of default.

      (k) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as required. The contracts so described in the Prospectus are in full force and effect on the date hereof; and, except as disclosed in the Prospectus and except as to defaults which individually or in the aggregate would not be material to the Company and Stratasoft, taken as a whole, neither the Company nor Stratasoft, nor to the best of the Company's knowledge, any other party, is in breach of or in default under any of such contracts.

      (l) There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or Stratasoft is a party or of which property owned or leased by the Company or Stratasoft is the subject, including actions related to environmental or discrimination matters, which actions, suits or proceedings might reasonably be expected to, individually or in the aggregate, prevent or have a material adverse effect on the transactions contemplated by this Agreement or have a Material Adverse Effect, and no labor disturbance by the employees of the Company or Stratasoft exists or is imminent which

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might reasonably be expected to have a Material Adverse Effect. Neither the
Company nor Stratasoft is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

      (m) The Company and Stratasoft have good and marketable title in fee simple to all material real property and good and marketable title to all material personal property reflected as owned in the financial statements hereinabove described or as described elsewhere in the Prospectus, in each case subject to no lien, mortgage, pledge, charge or encumbrance of any kind except
(i) those, if any, reflected in such financial statements or as described elsewhere in the Prospectus and (ii) those which are not material in amount and do not have a material adverse effect on the use made and proposed to be made of such property by the Company and Stratasoft. The Company and Stratasoft hold their leased properties under valid, subsisting and enforceable leases, with such exceptions as are not materially significant in relation to the business of the Company and Stratasoft. Except as disclosed in the Prospectus, the Company and Stratasoft own or lease all such properties as are necessary to their respective operations as now conducted.

      (n) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as described in or contemplated by the Prospectus: (i) neither the Company nor Stratasoft have incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction or other development which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company and Stratasoft, taken as a whole; (ii) the Company and Stratasoft have not sustained any material loss or interference with their respective businesses or properties from fire, flood, earthquake, windstorm, accident or other calamity, whether or not covered by insurance;
(iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company and Stratasoft are not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock (other than upon the sale of the Common Shares hereunder) or indebtedness of the Company or Stratasoft that is material to the Company and Stratasoft, taken as a whole (other than in the ordinary course of business); and (v) there has not been any Material Adverse Effect.

      (o) The Company and Stratasoft have sufficient trademarks, trade names, service marks, patent rights, mask works, copyrights, licenses, know-how and other similar rights and proprietary knowledge (collectively, "Intangibles") to conduct their respective businesses as now conducted, and to the best of the Company's knowledge, none of the activities engaged in by the Company or Stratasoft infringes or conflicts with any Intangibles of others, and there is no claim being made against the Company or Stratasoft regarding any Intangibles which might reasonably be expected to have a Material Adverse Effect.

      (p) The Company has not been advised, and has no reason to believe, that either the Company or Stratasoft is not conducting their respective business in compliance with all applicable laws, rules and regulations of the jurisdictions in which they conduct business, including, without limitation, all applicable local, state and federal environmental laws and

                                      7
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regulations, except where failure to be in compliance therewith would not reasonably be expected to have a Material Adverse Effect.

      (q) The Company and Stratasoft have filed all necessary federal, state and foreign tax returns and have paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or Stratasoft which might reasonably be expected to have a Material Adverse Effect.

      (r) Neither the Company nor Stratasoft is, nor upon completion of the sale of Common Shares contemplated hereby will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      (s) The Company has not distributed and will not distribute prior to the First Closing Date any offering materials in connection with the offering and sale of the Common Shares other than any Preliminary Prospectus, the Prospectus, the Registration Statement and the other materials permitted by the Act.

      (t) The Company and Stratasoft maintain insurance of the types and in the amounts generally deemed adequate for their respective business, including, but not limited to, insurance covering real and personal property owned or leased by the Company and Stratasoft, against loss, theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

      (u) Neither the Company nor Stratasoft has at any time during the past five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or
(ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

      (v) All transactions between the Company or Stratasoft and their respective officers and directors and their affiliates that are material to the Company and Stratasoft, taken as a whole, have been accurately disclosed in the Prospectus, and the terms of such transactions are fair to the Company and/or Stratasoft, as the case may be.

      (w) Neither the Company nor Stratasoft has taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares, which action is in violation of the Act and the Rules and Regulations.

      (x) The Common Shares have been authorized for quotation on the Nasdaq National Market, subject to official notice of issuance.

      (y) The Company and Stratasoft each maintain a system of internal accounting controls that, taken as a whole, are sufficient to provide reasonable assurance that: (i) transactions are

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executed in accordance with management's general or specific authorizations;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (z) All offers and sales of (i) the Common Stock by the Company (other than the Common Shares); and (B) the Common Stock of Allstar Systems, Inc., a Texas corporation and the Company's predecessor, were at all relevant times exempt from the registration requirements of the Act and were the subject of an available exemption from the registration requirements of applicable state securities laws and Blue Sky laws.

      (aa) The Representatives' Warrants have been duly and validly authorized by the Company and upon delivery to you in accordance with this Agreement and the Representatives' Warrant Agreement will be duly issued and legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except (i) as limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought and (iii) to the extent that rights to indemnity or contribution may be limited by federal, state or provincial securities laws or the public policy underlying such laws.

      (bb) The Representatives' Warrant Stock has been duly authorized and reserved for issuance upon the exercise of the Representatives' Warrants and when issued upon payment of the exercise price therefor will be validly issued, fully paid and nonassessable shares of Common Stock.

      Any certificate signed by an officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to you as to the matters covered thereby. Any certificate delivered by the Company to its counsel for purposes of enabling such counsel to render the opinions referred to in Section 7(e) will also be furnished to the Representatives and counsel to the Underwriters and shall be deemed to be additional representations and warranties by the Company to each Underwriter as to the matters covered thereby and each Underwriter and its counsel are entitled to rely thereon.

      SECTION 2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLING STOCKHOLDER.

      (a) The Selling Stockholder severally represents and warrants to, and covenants and agrees with, each of the Underwriters and the Company that:

            (i) The Selling Stockholder has duly executed and delivered a Power of Attorney (the "Power of Attorney"), appointing James H. Long and Donald
      R. Chadwick and each of them, as attorney-in-fact (the
      "Attorneys-in-Fact") with full power and

                                      9
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      authority to execute and deliver this Agreement on behalf of the Selling
      Stockholder, to authorize the delivery of the Common Shares to be sold by the Selling Stockholder hereunder, and otherwise to act on behalf of the Selling Stockholder in connection with the transactions contemplated by this Agreement.

            (ii) The Selling Stockholder has duly executed and delivered a Custody Agreement (the "Custody Agreement") with James H. Long and Donald
      R. Chadwick and each of them, as custodian ("Custodian"), pursuant to which certificates in negotiable form for the Common Shares to be sold by the Selling Stockholder hereunder have been placed in custody for delivery under this Agreement.

            (iii) The Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement, and to sell, assign, transfer and deliver the Common Shares to be sold by the Selling Stockholder hereunder; and all consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement, the Power of Attorney and the Custody Agreement, and for the sale and delivery of the Common Shares to be sold by the Selling Stockholder hereunder, have been obtained, except such as may be required by any state securities or Blue Sky laws.

            (iv) The Selling Stockholder has, and at the First Closing Date (as defined below) will have, good and valid title to the Firm Common Shares to be sold by the Selling Stockholder hereunder, free and clear of any liens, encumbrances, security interests, equities or claims whatsoever. Upon delivery of and payment for such Firm Common Shares pursuant to this Agreement, good and valid title thereto, free and clear of any liens, encumbrances, security interests, equities or claims whatsoever, will be transferred to the several Underwriters.

            (v) The consummation by the Selling Stockholder of the transactions herein contemplated and the fulfillment by the Selling Stockholder of the terms hereof will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any will, mortgage, deed of trust, loan agreement or other agreement, instrument or obligation to which the Selling Stockholder is a party or to which any of the property or assets of the Selling Stockholder is subject, except for such agreements, instruments or obligations for which consents have been obtained, nor will such actions result in any violations of the provisions of the articles or certificate of incorporation or bylaws if the Selling Stockholder is a corporation, the partnership agreement, certificate or articles if the Selling Stockholder is a partnership, or any statute, rule, regulation or order applicable to the Selling Stockholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Selling Stockholder or the property of the Selling Stockholder.

            (vi) The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably

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      be expected to cause or result in, stabilization or manipulation of the price of the Common Stock.

            (vii) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus thereof, the Prospectus or any amendment or supplement thereto, are made in reliance upon and in conformity with written information with respect to the Selling Stockholder furnished to the Company by the Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did not, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will not, when they become effective or are filed with the Commission, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

            (viii) The Selling Stockholder will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell, transfer, assign or otherwise dispose of any shares of Common Stock, or other securities which are substantially similar to the Common Stock, or securities convertible into or exchangeable for or any rights to purchase or acquire Common Stock or other securities which are substantially similar to the Common Stock, for a period of 180 days after the date of the Prospectus, otherwise than hereunder or with the written consent of the Representatives.

            (ix) The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares, which action is in violation of the Act and the Rules and Regulations.

            (x) The share ownership shown in the Prospectus under the caption "Principal and Selling Stockholders" with respect to the Selling Stockholder is correct.

      (b) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, the Selling Stockholder agrees to deliver to you prior to or at the First Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

      (c) The Selling Stockholder specifically agrees that the Common Shares represented by the certificates held in custody for the Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder, and that the arrangements made by the Selling Stockholder for such custody and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney are to that extent coupled with an interest and irrevocable. If the Selling Stockholder should die or become incapacitated or if any resulting estate or trust should be terminated before the delivery of the Firm Common Shares hereunder, certificates representing the Firm Common Shares shall be delivered by or on behalf of the Selling Stockholder in accordance with the terms and conditions of this Agreement and of the Custody Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity or termination had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact or any of them, shall have received notice of such death, incapacity or termination.

      (d) Any certificate signed by or on behalf of the Selling Stockholder and delivered to the Representatives or to counsel to the Underwriters shall be deemed to be a representation and warranty of the Selling Stockholder to each Underwriter as to the matters covered thereby and each Underwriter and its counsel are entitled to rely thereon.

      SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITERS. The Representatives, on behalf of the several Underwriters, represent and warrant to the Company that the information set forth (i) on the cover page of the Prospectus with respect to price, underwriting discounts and commissions and terms of offering and (ii) under the caption "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus, and such information is correct in all material respects. If applicable, the Representatives represent and warrant that they have been authorized by each of the other Underwriters as the Representatives to enter into this Agreement on behalf of each such Underwriter and to act on behalf of each such Underwriter in the manner herein provided.

      SECTION 4. PURCHASE, SALE AND DELIVERY OF COMMON SHARES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Stockholder agree, severally and not jointly, to sell to each Underwriter the number of Firm Common Shares set forth herein or in Schedule A hereto, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholder the number of Firm Common Shares set forth opposite their respective names in Schedule B hereto. The purchase price per share to be paid by the several Underwriters shall be $ per share.

      Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Sutro & Co. Incorporated, 11150 Santa Monica Boulevard, Suite 1500, Los Angeles, California (or such other place as may be agreed upon by the Company and the Representatives) at such time and date, not later than the fourth full business day following the date of this Agreement, as you shall designate by at least 48 hours' prior notice to the Company (or at such other time and date, not later than one week after such fourth full business day, as may be agreed upon by the Company and the Underwriters) (the "First Closing Date"); provided, however, that if the Prospectus is at any time prior to the First Closing Date recirculated to the public, the First Closing Date shall occur upon the later of the third full business day following the first date that any of the Common Shares are released by you for sale to the public or the date that is 48 hours after the date that the Prospectus has been so recirculated.

      Delivery of certificates for the Firm Common Shares shall be made by or on behalf of the Company and the Selling Stockholder to you, for the respective accounts of the several Underwriters, against payment by you, for the accounts of the several Underwriters, of the purchase price therefor by wire transfers payable in same day funds to such accounts as the Company and the Custodian shall have designated to the Representatives in writing at least two business days prior to the First Closing Date. The certificates for the Firm Common Shares shall be registered in such names and denominations as you shall have requested in writing at least two business days prior to the First Closing Date, and shall be made available for checking and packaging on the business day preceding the First Closing Date at such location in New York, New York as may be designated by you. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

      In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 305,250 Optional Common Shares at the purchase price per share to be paid by the Underwriters for the Firm Common Shares, for use solely in covering any over-allotments made by the Underwriters for the account of the Underwriters in the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) within 45 days after the first date that any of the Common Shares are released by you for sale to the public, upon notice by you to the Company setting forth the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such Optional Common Shares are to be registered and the time and place at which such certificates are to be delivered. Such time of delivery (which may not be earlier than the First Closing Date and being herein referred to as the "Second Closing Date") shall be determined by you, but if at any time other than the First Closing Date shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. The number of Optional Common Shares to be purchased by each Underwriter shall be determined by multiplying the number of Optional Common Shares to be sold by the Company pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Common Shares to be purchased by such Underwriter as set forth opposite its name in Schedule B and the denominator of which is 2,035,000 (subject to such adjustments to eliminate any fractional share purchases as you in your discretion may make). Certificates for the Optional Common Shares being purchased will be made available for checking and packaging on the business day preceding the Second Closing Date at such location in New York, New York as may be designated by you. The manner of payment for and delivery of such Optional Common Shares shall be the same as for the Firm Common Shares purchased from the Company as specified in the two preceding paragraphs. At any time before lapse of the option, you may cancel such option by giving written notice of such cancellation to the Company. If the option is canceled or expires unexercised in whole or in part, the Company will deregister under the Act the number of Optional Common Shares as to which the option has not been exercised.

      You have advised the Company that each Underwriter has authorized you to accept delivery of its Common Shares, to make payments and receipt therefor. You, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payments for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

      Subject to the terms and conditions hereof, the Underwriters propose to make a public offering of their respective portions of the Common Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and at the public offering price set forth on the cover page of and on the terms set forth in the final prospectus, if one is used, or on the first page of the Term Sheet, if one is used.

      SECTION 5. COVENANTS OF THE COMPANY. The Company hereby covenants and agrees that:

      (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you in writing (i) of the receipt of any comments of the Commission, (ii) of any request of the Commission for amendment of or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or for additional information, (iii) when the Registration Statement shall have become effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible time. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus if you have not been furnished with a copy a reasonable time prior to such filing, if you reasonably object to the Company filing of such document or if the document to be filed is not in compliance with the Act and the Rules and Regulations.

      (b) The Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus which in your judgment may be necessary or advisable to enable the Underwriters to continue the distribution of the Common Shares and will use its best efforts to cause the same to become effective as promptly as possible. The Company will fully and completely comply with the provisions of Rule 430A of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon such Rule.

      (c) If at any time during which a prospectus relating to the Common Shares is required to be delivered under the Act any event occurs, as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements, to comply with the Act or the Rules and Regulations, the Company will promptly advise you thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will use its best efforts to cause the same to become effective as soon as possible.

      (d) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company, at its expense, will furnish to you or mail to your order copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated in the Act.

      (e) As soon as practicable, but not later than 45 days after the end of the first quarter ending after the first anniversary of the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of 12 consecutive months beginning after the effective date of the Registration Statement which will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

      (f) The Company shall cooperate with you and your counsel in order to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky laws of such jurisdictions as you designate, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise you promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with your cooperation, will use its best efforts to obtain the withdrawal thereof.

      (g) For a period of five years from the First Closing Date, the Company will furnish to the Representatives: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the consolidated balance sheet of the Company as of the close of such fiscal year and consolidated statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement and annual and other report filed by the Company with the Commission, The Nasdaq Stock Market or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock.

      (h) (i) During the period beginning from the date of the Prospectus and continuing to and including the date 180 days after the date of the Prospectus, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell, transfer, assign or otherwise dispose of Common Stock, or other securities which are substantially similar to the Common Stock, or securities which are convertible into or exercisable or exchangeable for or any rights to purchase or acquire Common Stock or other securities which are substantially similar to the Common Stock, without your prior written consent (other than the sale of the Common Shares pursuant to this Agreement, the issuance and sale of the Representatives' Warrants pursuant to the Representatives' Warrant Agreement or the grant of options or of restricted stock awards pursuant to stock option or restricted stock plans existing on the date of this Agreement, provided such options are not exercisable within the 180-day period); and (ii) the Company will use its reasonable efforts to cause each person who has entered into a Lock-up Agreement to comply therewith, will not grant any waivers or consents to non-compliance therewith and will otherwise enforce its rights under each such agreement, in each case unless and to the extent that it shall have obtained the prior written consent of Sutro & Co. Incorporated;

      (i) The Company will apply the net proceeds of the sale of the Common Shares in the manner described under the caption "Use of Proceeds" in the Prospectus.

      (j) The Company will use its best efforts to designate and maintain the Common Stock for quotation on the Nasdaq National Market.

      (k) The Company will file with the Commission such reports on Form SR as may be required by Rule 463 under the Act.

      You, on behalf of the Underwriters, may in your sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

      SECTION 6. PAYMENT OF EXPENSES. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective or is terminated, the Company and the Selling Stockholder agree that the Company will pay or cause to be paid all costs, fees and expenses incurred in connection with the performance of the Company's and Selling Stockholder's obligations hereunder and in connection with the transactions contemplated hereby, including without limiting the generality of the foregoing: (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other taxes in connection with the issuance and sale of the Common Shares to the

Underwriters, (iv) all fees and expenses of counsel and independent accountants of the Company and Stratasoft, (v) all costs and expenses incurred in connection with the printing, filing, shipping and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Agreement Among Underwriters, the Selected Dealers Agreement, the Underwriters' Questionnaire, the Underwriters' Power of Attorney, the Preliminary and the Final Blue Sky Memoranda, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under any state securities or Blue Sky laws, (vii) the filing fees and fees and expenses of the Underwriters incident to securing any required review by the NASD of the terms of the sale of the Common Shares, (viii) any fees and expenses relating to the inclusion of the Common Shares on the Nasdaq National Market and (ix) all other fees, costs and expenses referred to in Item 13 of the Registration Statement; provided, however, that, notwithstanding the foregoing,
(A) all underwriters' discounts and commissions in respect of the sale of the Common Shares by the Selling Stockholder shall be paid by the Selling Stockholder, (B) your non-accountable expense allowance for due diligence (equal in amount to 1.5% of the gross proceeds of the offering and sale of the Common Shares) shall be paid by the Company and the Selling Stockholder in proportion to the number of Common Shares sold by each in the public offering and (C) all fees and expenses of counsel to the Selling Stockholder shall be paid by the Selling Stockholder. In connection with clause (iii) of the preceding sentence, the Company agrees to reimburse Sutro & Co. Incorporated for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholder shall not be required to pay or reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Common Shares pursuant to this Agreement. Except as provided in this Section 6, Section 3 and Section 10 hereof, the Underwriters shall pay all of their own expenses, including the fees and disbursements of their counsel (excluding those relating to qualification, registration or exemption under the state securities and Blue Sky laws and the Blue Sky Memoranda referred to above)

      SECTION 7. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Firm Common Shares on the First Closing Date and the Optional Common Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of Company and the Selling Stockholder made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder, and to the following additional conditions:

      (a) The Registration Statement shall have become effective not later than 5:30 P.M. (or in the case of a registration statement filed pursuant to Rule 462(b) of the Rules and Regulations relating to the Common Shares, not later than 10:00 P.M.), Washington, D.C. time, on the date of this Agreement, or at such later time as shall have been consented to by you. If the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations. Prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to your satisfaction.

      (b) You shall be satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock of the Company or Stratasoft (other than issuances of stock upon the exercise of stock options or restricted stock awards which were outstanding on the date of the latest balance sheet included in the Prospectus) or any material change in the indebtedness (other than in the ordinary course of business) of the Company or Stratasoft, (ii) except as set forth in or contemplated by the Registration Statement or the Prospectus, no material verbal or written agreement or other transaction shall have been entered into by the Company or Stratasoft, which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company and Stratasoft, taken as a whole, (iii) no loss or damage (whether or not insured) to the property of the Company or Stratasoft shall have been sustained which could have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or Stratasoft which is material to the Company and Stratasoft, taken as a whole, or which materially affects or may materially affect the transactions contemplated by this Agreement, shall have been instituted or threatened and (v) there shall not have been any Material Adverse Effect which makes it impractical or inadvisable in your reasonable judgment to proceed with the public offering or purchase the Common Shares as contemplated hereby.

      (c) There shall have been delivered to you the Firm Common Shares and, if any Optional Common Shares are then being purchased, such Optional Common Shares.

      (d) The NASD, upon review of the terms of the public offering of the Common Shares, shall not have objected to the fairness and reasonableness of the underwriting terms and arrangements as proposed in this Agreement.

      (e) There shall have been furnished to you, as Representatives of the Underwriters on each Closing Date, in form and substance reasonably satisfactory to you, except as otherwise expressly provided below:

             (i) An opinion of Porter & Hedges, L.L.P, counsel for the Company and Stratasoft, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, as set forth in Schedule C hereto.

            (ii) An opinion of counsel for the Selling Stockholder, which counsel shall be reasonably acceptable to the Representatives (counsel may be Porter & Hedges, L.L.P., or other counsel to the Company reasonably acceptable to the Representatives), dated the First Closing Date addressed to the Underwriters, to the effect that:

                  (1) A Power of Attorney and a Custody Agreement have been duly executed and delivered by the Selling Stockholder and are the valid and binding agreements of the Selling Stockholder.

                  (2) This Agreement has been duly authorized, executed and
            delivered by or on behalf of the Selling Stockholder.

                  (3) The sale of the Common Shares to be sold by the Selling
            Stockholder hereunder and the compliance by the Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with, result in a breach or violation of any terms or provisions of or constitute a default under, any statute, any indenture, mortgage deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such action result in any violation of the provisions of the organizational documents of the Selling Stockholder if the Selling Stockholder is a corporation or partnership, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property of the Selling Stockholder.

                  (4) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the Common Shares to be sold by the Selling Stockholder hereunder, except such consents, approvals, authorizations or orders as have been validly obtained and are in full force and effect, such as have been obtained under the Act and such as may be required under the State securities or Blue Sky laws in connection with the purchase and distribution of such Common Shares by the Underwriters.

                  (5) The Selling Stockholder has full right, power and
            authority transfer and deliver the Common Shares to be sold by the Selling Stockholder hereunder.

                  (6) Good and valid title to the Common Shares being sold by the Selling Stockholder, free and clear of any claims, liens, encumbrances, security interests or other adverse claims, has been transferred to each of the several Underwriters who have purchased such Common Shares in good faith and without notice of any such claim, lien, encumbrance, security interest or other adverse claim within the meaning of the Uniform Commercial Code.

            In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the laws of the State of Texas (excluding conflict of law rules), the General Corporation law of the State of Delaware, and the federal laws of the United States.

            In rendering the opinions described above, counsel for the Selling Stockholder may rely, as to matters of fact with respect to the Selling Stockholder, upon the representations of the Selling Stockholder contained in this Agreement, the Power of Attorney and the Custody Agreement and upon certificates of the Selling Stockholder and of public officials.

            (iii) Such opinion or opinions of Gardere & Wynne, L.L.P., counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be with respect to the incorporation of the Company, the sufficiency of all corporate proceedings and other legal matters relating to this Agreement, the validity of the Common Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company and governmental officials.

            (iv) A certificate of the Company executed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                  (1) The representations and warranties of the Company set
            forth in Section 1 of this Agreement were true and correct as of the date of this Agreement and are true and correct in all material respects as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied on or prior to such Closing Date.

                  (2) The Commission has not issued any order preventing or
            suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment or supplement thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

                  (3) Each of the respective signers of the certificate has
            carefully examined the Registration Statement and the Prospectus, and, in his opinion and to the best of his knowledge, the Registration Statement and the Prospectus and any amendments or supplements thereto contain all statements required to be stated therein regarding the Company and neither the Registration Statement nor the Prospectus nor any amendments or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (4) Since the initial date on which the Registration Statement was filed, no agreement, whether written or oral, transaction or event has occurred which should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus which has not been disclosed in such a supplement or amendment.

                  (5) Since the respective dates as of which information is
            given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, there has not been any Material Adverse Effect or a development involving a Material Adverse Effect. No legal or governmental action, suit or proceeding is pending or threatened against the Company or Stratasoft which is material to the Company and Stratasoft, taken as a whole, whether or not arising from transactions in the ordinary course of business, or which may adversely affect the transactions contemplated by this Agreement. Since such dates and except as so disclosed, the Company and Stratasoft have not entered into any verbal or written agreement or other transactions which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company and Stratasoft or incurred any material liability or obligation, direct, contingent or indirect, made any change in their respective capital stock, made any material change in their respective short-term debt or funded debt or repurchased or otherwise acquired any of the Company's capital stock. The Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to stockholders of record on a date prior to the First Closing Date or Second Closing Date.

                  (6) Since the respective dates as of which information is
            given in the Registration Statement and the Prospectus and except as disclosed in or contemplated by the Prospectus, the Company and Stratasoft have not sustained a material loss or damage by strike, fire, flood, windstorm, accident or other calamity (whether or not insured).

            (v) A certificate of the Selling Stockholder, dated the First Closing Date pursuant to which the Selling Stockholder certifies that its representations and warranties set forth in this Agreement are true and correct in all material respects as of the First

      Closing Date and that they have performed all of its obligations under this Agreement to be performed at or prior to the First Closing Date.

            (vi) On the date before this Agreement is executed and also on each Closing Date, a letter addressed to you, as Representatives of the Underwriters, from Deloitte & Touche LLP, independent accountants, the first one to be dated the date of this Agreement, the second one to be dated the First Closing Date and the third one (in the event of a second closing hereunder) to be dated the Second Closing Date, in form and substance reasonably satisfactory to you, to the effect that they are independent public accountants with respect to the Company within the meaning of the Act and the related Rules and Regulations, and containing statements and information of the type ordinarily included in accountants "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

            (vii) On or before the First Closing Date, James H. Long, Donald R. Chadwick, Thomas N. McCulley, Paulette R. Blount, Anthony Adame, Shabbir
      K. Ali, Michael A. Torigian, William R. Hennessy and Frank Cano shall have each entered into a Lock-Up Agreement with the Underwriters that, during the period beginning from the date of the Prospectus and continuing to and including the date 180 days after the date of the Prospectus, such person shall not, directly or indirectly, offer, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock, or other securities which are substantially similar to the Common Stock, or securities which are convertible into or exercisable or exchangeable for or any rights to purchase or acquire Common Stock or other securities which are substantially similar to the Common Stock, without your prior written consent.

            (viii) Such further certificates and documents from the Company and the Selling Stockholders as the Representatives may reasonably request.

      (f) On or before the date any of the Common Shares are released by the Representatives for sale to the public and on the First Closing Date, the Common Shares shall be quoted on the Nasdaq National Market.

      (g) At or prior to the First Closing Date, the Representatives' Warrant Agreement shall have been entered into by the Company and you and the Representatives' Warrants shall have been issued and sold to you pursuant thereto.

      (h) The Common Shares shall be qualified for sale in such States and jurisdictions as the Representatives may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the First Closing Date and the Second Closing Date.

      All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory to you and to Gardere & Wynne, L.L.P., counsel for the Underwriters. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request. Any certificate signed by any officer of the Company or Stratasoft and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the statements made therein.

      If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification by you to the Company without liability on the part of you or any Underwriter or the Company except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof.

      SECTION 8. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. Notwithstanding any other provisions hereof, if this Agreement shall be terminated by you pursuant to Section 7 or Section 13 hereof, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses that shall have been reasonably incurred by them in connection with the proposed purchase and the sale of the Firm Common Shares, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage and telephone charges relating directly to the offering contemplated by the Prospectus up to a maximum of $45,000. If this Agreement is terminated by the Company or the Selling Stockholder, or the sale to the Underwriters of the Firm Common Shares at the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholder to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse you and the other Underwriters for all such out-of-pocket expenses up to a maximum of $70,000. Any such termination shall be without liability of any party to any other party except that the provisions of this Section and Section 6 and Section 10 hereof shall at all times be effective and shall apply.

      SECTION 9. EFFECTIVENESS OF REGISTRATION STATEMENT. You and the Company will use your and its respective best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

      SECTION 10.  INDEMNIFICATION AND CONTRIBUTION.

      (a) The Company agrees to (i) indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration

Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law; and (ii) reimburse each Underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company pursuant to Section 3 hereof.

      The Selling Stockholder agrees to (i) indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect hereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, but only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in any Registration Statement, Preliminary Prospectus, Prospectus, or amendment or supplement thereto in reliance upon and conformity with written information furnished to the Company by the Selling Stockholder for use therein, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Selling Stockholder contained herein or any failure of the Selling Stockholder to perform his obligations hereunder or under law; and (ii) reimburse each Underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Selling Stockholder will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company pursuant to Section 3 hereof.

      In addition to their other obligations under this Section 10(a), the Company and the Selling Stockholder, jointly and severally, agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any untrue statement or omission, or any alleged untrue statement or omission, or any inaccuracy in the representations and warranties of the Company or any Selling Stockholder herein or any failure to perform their obligations hereunder, all as described in this
Section 10(a), they will reimburse each Underwriter (and to the extent applicable each controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's and the Selling Stockholder's obligation to reimburse each Underwriter (and to the extent applicable each controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter (and to the extent applicable each controlling person) shall promptly return it to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America NT&SA, San Francisco, California (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Company or the Selling Stockholder may otherwise have. Notwithstanding the foregoing provisions of this paragraph, neither the Company nor the Selling Stockholder shall be liable for any such reimbursement of costs incurred after the defense of any matter has been assumed by either or both of them pursuant to paragraph (c) of this Section 10.

      (b) Each Underwriter agrees to severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Act and the Selling Stockholder, against any losses, claims, damages, liabilities or expenses to which the Company, any such director, officer or controlling person or the Selling Stockholder may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in any of them not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company pursuant to Section 3 hereof, and will reimburse the Company and each such director, officer, controlling person or the Selling

Stockholder for any legal and other expenses, as such expenses are reasonably incurred by the Company or any such director, officer, controlling person or the Selling Stockholder in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In addition to its other obligations under this Section 10(b), each Underwriter severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any untrue statement or omission, or any alleged untrue statement or omission, described in this Section 10(b) which relates to information furnished to the Company pursuant to Section 3 hereof, it will reimburse the Company and each such officer, director, controlling person or the Selling Stockholder on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company and each such officer, director or controlling person for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company and each such officer, director, controlling person or the Selling Stockholder shall promptly return to the Underwriters, together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the appropriate person within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.

      (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under the indemnity agreement contained in this Section or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the counsel representing the parties shall have advised them that, as a matter of professional responsibility, such counsel cannot represent both the indemnified and indemnifying parties, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriters in the case of subsection (a) of this Section 10, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

      (d) If the indemnification provided for in this Section 10 is required by its terms but is for any reason held to be unavailable to hold harmless an indemnified party under subsections (a), (b) or (c) of this Section 10 in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholder and the Underwriters from the offering of the Common Shares and the relative fault of the Company, the Selling Stockholder and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Selling Stockholder and the Underwriters shall be deemed to be in the same proportion, in the case of the Company and the Selling Stockholder, as the total price paid to the Company for the Common Shares sold by it to the Underwriters (net of underwriting commissions but before deducting expenses), and, in the case of the Underwriters, as the underwriting commissions received by them, bears to the total of such amounts paid to the Company and the amounts received by the Underwriters as underwriting commissions. The relative fault of the Company, the Selling Stockholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses refereed to above shall be deemed to include, subject to the limitations set forth in subsection (c) of this Section 10, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

      The provisions set forth in subsection (c) of this Section 10 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this subsection (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subsection (c) for purposes of indemnification. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined solely by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount of the total underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

      (e) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 10(a) and 10(b) hereof, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein selecting the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in Sections 10(a) and 10(b) hereof and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of such Sections 10(a) and 10(b) hereof.

      SECTION 11. DEFAULT OF UNDERWRITERS. It shall be a condition to this Agreement and the obligations of the Company and the Selling Stockholder to sell and deliver the Common Shares hereunder, and of each Underwriter to purchase the Common Shares in the manner as described herein, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all the Common Shares agreed to be purchased by such Underwriter hereunder upon tender to the Underwriters of such shares in accordance with the terms hereof. If applicable, if any Underwriter or Underwriters default in their obligations to purchase Common Shares hereunder on either the First or Second Closing Date, and the aggregate number of Common Shares which such defaulting entity agreed but failed to purchase on such Closing Date does not exceed 10% of the total number of Common Shares which the Underwriters are obligated to purchase on such Closing Date, the nondefaulting entities shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Common Shares which such defaulting entities agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Common Shares with respect to which such default occurs is more than the above percentage and arrangements satisfactory to you, the Company and the Custodian for the purchase of such Common Shares by other persons are not made within two full business days after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company or the Selling Stockholder, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in
Section 10 hereof.

      If applicable, in the event that Common Shares to which a default relates are to be purchased by a nondefaulting Underwriter or by another person or persons, the Representatives shall have the right to postpone the First or Second Closing Date, as the case may be, for not more than five business days in order that the necessary changes in the Registration Statement, Prospectus, this Agreement and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

      SECTION 12. EFFECTIVE DATE. This Agreement shall become effective immediately as to Sections 6, 8, 10,13 and 14 hereof and, as to all other provisions, (i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 9:00 a.m., New York time, on the first full business day following the effectiveness of the Registration Statement, or
(ii) if at the time of execution of this Agreement the Registration Statement has been declared effective, at 9:00 a.m., New York time, on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Company or by release of any of the Common Shares for sale to the public. For the purposes of this Section 12, the Common Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Common Shares or upon the release by you of notices (i) advising Underwriters that the Common Shares are released for public offering, or (ii) offering the Common Shares for sale to securities dealers, whichever may occur first.

      SECTION 13. TERMINATION. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

      (a) This Agreement may be terminated by the Company or by you by notice to the other parties hereto at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company or the Selling Stockholder to you or any Underwriter (except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in
Section 10 hereof) or of you or any Underwriter to the Company or the Selling Stockholder (except to the extent provided in Section 10 hereof).

      (b) This Agreement may also be terminated by you prior to the First Closing Date by notice to the Company (i) if material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such Exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal, New York or California authorities, (ii) if an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the reasonable judgment of the Representatives, to affect materially and adversely the marketability of the Common Shares, (iii) if any adverse event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or the Prospectus or which is not reflected in the Registration Statement or the Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect or (iv) if there shall be any action, suit or proceeding pending or threatened, or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or Stratasoft or the transactions contemplated by this Agreement, which, in the reasonable judgment of the Representatives, may have a Material Adverse Effect and makes it impracticable or inadvisable to offer or sell the Common Shares. Any termination pursuant to this Section 13(b) shall be without liability on the part of any Underwriter to the Company or on the part of the Company or the Selling Stockholder to you or any Underwriter (except for expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof).

      SECTION 14. REPRESENTATION AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Selling Stockholder, of their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any inveStigation made by or on behalf of any Underwriter, the Company or Selling Stockholder, or any of its or their partners, officers or directors or any controlling persons, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

      SECTION 15. NOTICES. All communications hereunder shall be in writing and, if sent to the Underwriters, shall be mailed, delivered or telecopied and confirmed to you at 11150 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025, FAX: (310) 477-6060, with a copy to Gardere & Wynne, L.L.P., 1601 Elm Street, Suite 3000, Dallas, Texas 75201, Attention: Randall G. Ray, Esq., FAX: (214) 999-4667; if sent to the Company, shall be mailed, delivered or telecopied and confirmed to the Company at 6401 Southwest Freeway, Houston, Texas 77074, Attention: James H. Long, FAX: (713) 795-2036, with a copy to Porter & Hedges, L.L.P., 700 Louisiana, 35th Floor, Houston, Texas 77002,
Attention: Nick D. Nicholas, FAX: (713) 228- 1331. The Company or you may change the address for receipt of communications hereunder by giving notice to the others.

      SECTION 16. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 10 hereof, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

      SECTION 17. REPRESENTATION OF UNDERWRITERS. You will act as
Representatives for the several Underwriters in connection with all dealings hereunder, and any action under or in respect of this Agreement taken by you, as Representatives, will be binding upon all the Underwriters.

      SECTION 18. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, subsection, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

      SECTION 19. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of California.

      SECTION 20. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

      In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The Section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and you. If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement between the Company, the Selling Stockholder and you, all in accordance with its terms.

                     [THE NEXT PAGE IS THE SIGNATURE PAGE]

                                    Very truly yours,

                                    ALLSTAR SYSTEMS, INC.


                                    By: ____________________________________
                                       James H. Long, Chief Executive Officer

                                    THE SELLING STOCKHOLDER:

                                    JACK B. COREY


                                    By: ____________________________________
                                       James H. Long or Donald R. Chadwick,
                                       As Attorney-in-Fact acting on behalf
                                       of the Selling Stockholder




The foregoing Underwriting Agreement is hereby confirmed and accepted by us in Los Angeles, California as of the date first above written.


SUTRO & CO. INCORPORATED
CRUTTENDEN ROTH INCORPORATED
As Representatives of the several Underwriters

By:  Sutro & Co. Incorporated

     By:________________________________

     Its:_______________________________

     On behalf of each of the Underwriters

                                  SCHEDULE A
                             SELLING STOCKHOLDERS


                                                    NUMBER OF FIRM
                                                     COMMON SHARES
                    SELLER                            TO BE SOLD
                    ------                            ---------
Allstar Systems, Inc..........................        1,500,000

Jack B. Corey.................................          535,000
                                                      ---------

      Total...................................        2,035,000
                                                      =========

                                  SCHEDULE B
                           SCHEDULE OF UNDERWRITERS


                                                          NUMBER OF FIRM
                                                          COMMON SHARES
                NAME OF UNDERWRITER                      TO BE PURCHASED
                -------------------                      ---------------
Sutro & Co. Incorporated............................

Cruttenden Roth Incorporated........................
                                                              ---------
      Total.........................................          2,035,000
                                                              ---------

                                                                        DRAFT--
                                   SUBJECT TO NEGOTIATION WITH COMPANY COUNSEL

                                  SCHEDULE C
                          OPINION OF COMPANY COUNSEL

      Pursuant to Section 7(e)(i) of the Agreement, Porter & Hedges, L.L.P., counsel for the Company and Stratasoft, shall furnish its opinion to the Underwriters to the effect that:

            (1) The Company and Stratasoft have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation. Each of the Company and Stratasoft is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership or leasing of properties or the conduct of its respective business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a Material Adverse Effect.

            (2) Each of the Company and Stratasoft has full corporate power and authority to own and lease its respective assets and properties and conduct its respective business as now being conducted and as described in the Registration Statement.

            (3) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Common Shares being delivered at such Closing Date, but with respect to such Common Shares to be issued and delivered by the Company, when issued and delivered by the Company pursuant to this Agreement against payment therefor) have been duly and validly authorized and issued and are fully paid and nonassessable; and the Common Shares conform to the description of the Common Stock contained in the Prospectus in all material respects.

            (4) All of the issued shares of capital stock of Stratasoft have been duly and validly authorized and issued, are fully paid and nonassessable, and to the best of such counsel's knowledge such shares (except for directors' qualifying shares and except as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances or claims.

            (5) The Registration Statement has become effective under the Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b).

            (6) The Registration Statement, the Prospectus and each amendment or supplement thereto made by the Company prior to such Closing Date (other than financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations.

            (7) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental actions, suits or proceedings pending to which the Company or Stratasoft is a party or of which any property of the Company or Stratasoft is subject, which, if determined adversely to the Company or Stratasoft, would individually or in the aggregate have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened by governmental authorities or others.

            (8) The Company has the corporate power and authority to enter into this Agreement and the Representatives' Warrant Agreement. This Agreement and the Representatives' Warrant Agreement have been duly authorized, executed and delivered by the Company.

            (9) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance of the Common Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Common Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Common Shares by the Underwriters.

            (10) The execution and delivery of this Agreement by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not (A) conflict with or result in a breach or violation of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, sale/leaseback agreement or other agreement or instrument (collectively, the "Specified Documents") known to such counsel (based solely on their review of the documents on a list of all Specified Documents of the Company as certified by the Chief Executive Officer and the Chief Financial Officer of the Company and such other Specified Documents, if any, known to members of such counsel devoting substantive attention to matters as to which such counsel has been retained by the Company), which conflict, breach or default would have a Material Adverse Effect, (B) result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or Stratasoft or any of their properties where such violation would have a Material Adverse Effect (provided, however, that no opinion is expressed in this clause (C) with respect to the antifraud provisions of the federal or any state's securities laws or the rules and regulations promulgated thereunder).

            (11) The Company is not, and immediately upon completion of the sale of Common Shares contemplated hereby will not be, required to register as an "investment company" under the Investment Company Act of 1940, as amended.

            (12) The Common Stock, including the Common Shares, has been authorized for quotation, upon notice of issuance, on the Nasdaq National Market, and, to the best of such counsel's knowledge, no action has been taken or threatened by the NASD or The Nasdaq Stock Market with respect to the delisting or permanent suspension from trading of the Common Stock.

            (13) The form of certificates for the Common Shares complies in all material respects with the requirements of the General Corporation Law of the State of Delaware and the Company's Bylaws.

            (14) The Representatives' Warrants have been duly authorized and when delivered in accordance with this Agreement and the Representatives' Warrant Agreement will be duly issued and legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except (A) as limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (B) as limited by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, and (C) to the extent that rights to indemnity or contribution may be limited by federal, state or provincial securities laws or the public policy underlying such laws.

            (15) The Representatives' Warrant Stock has been duly authorized and reserved for issuance and, when issued and delivered in accordance with the terms of the Representatives' Warrant Agreement, will be duly and validly issued, fully paid and nonassessable.

            Such counsel shall state that such counsel has participated in conferences with directors, officers and other representatives of the Company, representatives of the independent public accountants of the Company and your representatives at which the contents of the Registration Statement and Prospectus and related matters were discussed, has participated in the preparation of the Registration Statement and the Prospectus, has reviewed all documents referred to in the Prospectus or annexed as an exhibit to the Registration Statement, as well as certain other corporate documents furnished to such counsel by the Company and, on the basis of the foregoing and without independent check or verification, no facts have come to the attention of such counsel to lead such counsel to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or that, as of such Closing Date, either the Registration Statement or the Prospectus or any further amendment thereto made by the Company prior to such Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

            Such counsel shall also state that because the primary purpose of such counsel's engagement was not to establish or confirm factual matters or financial, accounting or statistical matters or related data and because of the wholly or partially non-legal character of many of the statements contained in the Registration Statement and the Prospectus, such counsel is not passing upon, and does not assume responsibility for and has not verified, the accuracy, completeness and fairness of, the statements contained in the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, and that, without limiting the foregoing, such counsel assumes no responsibility for and has not independently verified the accuracy, completeness or fairness of the financial statements and schedules and other financial, statistical and related data included in the Registration Statement and the Prospectus (and such counsel has not examined the accounting, financial or statistical records from which such financial statements, schedules and related data are derived), and that, although certain portions of the Registration Statement and the Prospectus (including financial statements and schedules and related data) have been included therein on the authority of "experts" within the meaning of the Act, such counsel is not an expert with respect to any portion of the Registration Statement.

            In rendering such opinion, such counsel may also state that as used in such opinion, the words "to our knowledge," "known to us," or words of similar import mean that during the course of such counsel's representation of the Company, which commenced on July 3, 1996, no information has come to the attention of the attorneys of such firm who have devoted substantive attention to the transactions described herein which would give such attorneys actual knowledge that the opinions expressed are factually incorrect. Such counsel may also state that except as described therein, they have not reviewed the records of any court or governmental agency or undertaken any independent factual investigation for the purpose of rendering any opinion which is expressed to be to such counsel's knowledge.

            Such counsel may also state that they express no opinion as to the laws of any jurisdiction other than the laws of the State of Texas (excluding conflict of law rules), the General Corporation Law of the State of Delaware and the federal laws of the United States.

            Such opinion may state that it is being delivered to you for your sole use and benefit in connection with the transaction above, and may not be duplicated, distributed or relied upon by any other person, except with such counsel's written consent.

            In rendering such opinion, such counsel may rely on certificates of officers of the Company and Stratasoft and of governmental officials, in which case such opinion should state that such counsel is so doing and copies of said certificates are to be attached to the opinion.